                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HINES HORTICULTURE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                           HINES HORTICULTURE, INC.

                              12621 Jeffrey Road

                               Irvine, CA 92620

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      -----------------------------------
                         Date:May 27, 1999

                         Time:9:00 a.m., local time

                         Place: 12621 Jeffrey Road,
                                Irvine, CA 92620

                      -----------------------------------

To Our Stockholders:

   We invite you to attend our Annual Meeting of Stockholders to consider and vote upon the following:

  1.The election of six directors;

  2. The ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the 1999 fiscal year; and

  3.Any other business that may properly come before the meeting.

 Your Board of Directors unanimously recommends that you vote to approve each of these proposals.

   If you were a stockholder of record at the close of business on April 15, 1999, you may vote at the Annual Meeting.

   Whether or not you plan to attend the Annual Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                          By order of the Board of Directors,

                                          /s/ Claudia m. Pieropan

                                          Claudia M. Pieropan
                                          Secretary
Irvine, California
April 29, 1999

              --------------------------------------------------

                            Your vote is important!
               To vote your shares, please complete, sign, date
                       and mail the enclosed proxy card.

              --------------------------------------------------

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                            Page

QUESTIONS AND ANSWERS ABOUT VOTING.........................................   1
  Why did you send me this Proxy Statement?................................   1
  How many votes do I have?................................................   1
  How do I vote?...........................................................   1
  How do I vote by proxy?..................................................   1
  How do I vote in person?.................................................   1
  If my shares are held in "street name" by my broker, will my broker vote
   my shares for me?.......................................................   1
  Can I change my vote or revoke my proxy after I have mailed my signed
   proxy card?.............................................................   1
  Will there by any matters voted upon at the Annual Meeting other than
   those specified in the Notice of Annual Meeting?........................   1
  How are votes counted?...................................................   1
  How are proxies being solicited and who pays for the solicitation of
   proxies?................................................................   2
WHO CAN HELP ANSWER MY OTHER QUESTIONS?....................................   2
INFORMATION ABOUT THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS...........   3
  Who are the Company's Directors and Executive Officers?..................   3
  Security Ownership of Directors and Executive Officers...................   5
  Compensation of Directors and Executive Officers.........................   6
  Directors' Compensation..................................................   6
  Executive Officers' Compensation.........................................   6
  Summary Compensation Table...............................................   6
  Option Grants in Last Fiscal Year........................................   7
  Year-End Option Values...................................................   7
  Compensation Committee Report on Executive Compensation..................   8
  Common Stock Performance.................................................   9
  Employment Agreements....................................................  10
  About the Board and its Committees.......................................  10
  Certain Relationships and Related Party Transactions.....................  10
  Section 16(a) Beneficial Ownership Reporting Compliance..................  12
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD...........................  12
  PROPOSAL 1: Election of Directors........................................  12
  PROPOSAL 2: Ratification of Appointment of Independent Public
   Accountants.............................................................  12
  Other Matters............................................................  13
INFORMATION ABOUT SUBMITTING STOCKHOLDER PROPOSALS.........................  13

                       QUESTIONS AND ANSWERS ABOUT VOTING

Q:Why did you send me this Proxy Statement?

A: This Proxy Statement is being sent to you because Hines' Board of Directors is soliciting your proxy to vote at the 1999 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently on the matters to be voted on at the Annual Meeting. Stockholders of record as of the close of business on April 15, 1999 are entitled to vote. This Proxy Statement is being sent on or about April 29, 1999 to those persons who are entitled to vote at the Annual Meeting.

Q: How many votes do I have?

A: Each share of Hines common stock that you own entitles you to one vote.

Q: How do I vote?

A. You can vote on matters presented at the Annual Meeting in two ways.

  1. You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope, OR

  2. You can attend the Annual Meeting and vote in person.

Q: How do I vote by proxy?

A: If you properly fill out your proxy card and send it to us in time to vote, your shares will be voted as you have directed. If you do not specify a choice on your proxy card, the shares represented by your proxy card will be voted for the election of all nominees and for the ratification of the appointment of PricewaterhouseCoopers LLP as Hines' independent public accountants for the 1999 fiscal year.

  Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return your proxy card in the enclosed envelope. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.


Q: How do I vote in person?

A: If you attend the Annual Meeting, we will give you a ballot when you arrive.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A: You can change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways. First, you can send a written notice to the Secretary of the Company at the Company's offices stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the Annual Meeting and vote in person. Simply attending a meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote.

Q: Will there by any matters voted upon at the Annual Meeting other than those specified in the Notice of Annual Meeting?

A: Hines' management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are properly brought before the meeting and the Company does not have notice of these matters a reasonable time prior to the Annual Meeting, all proxies will be voted in accordance with the recommendations of Hines' management.

Q: How are votes counted?

A: Stockholders of record of Hines' common stock as of the close of business on April 15, 1999 are entitled to vote at the Annual Meeting. As of April 15, 1999, there were 22,072,549 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the shares of common stock outstanding will constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting.

   Under Delaware law, if you have returned a valid proxy or attend the meeting in person, but abstain from voting, your stock will nevertheless be treated as present and entitled to vote. Your stock therefore will be counted in determining the existence of a quorum and, even though you have abstained from voting, will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting, such as the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for 1999.

   Under Delaware law, broker "non-votes" are also counted for purposes of determining whether a quorum is present, but are not counted in determining whether a matter requiring a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled vote has been cast.
   Q: How are proxies being solicited and who pays for the solicitation of proxies?

A: Initially, the Company will solicit proxies by mail. The Company's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries may solicit proxies by mailing material to or otherwise communicating with the beneficial owners of shares of Hines' common stock. Hines has also engaged Corporate Investor Communications, Inc. to assist in communicating with these institutions and forwarding solicitation materials for a fee of $4,500 plus the reimbursement of expenses. Hines will pay all expenses of solicitation of proxies.




                    WHO CAN HELP ANSWER MY OTHER QUESTIONS?

   If you have more questions about voting or wish to obtain another a proxy card, you should contact:

                    Corporate Investor Communications, Inc.

                                   Toll Free

                                 1-888-976-2663

        INFORMATION ABOUT THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS

Who are the Company's Directors and Executive Officers?

  Directors are elected at the Annual Meeting of Stockholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers are elected annually by the Board and serve at the discretion of the Board. The following sets forth certain information concerning each of the Company's directors, each of whom is a nominee for election to the Board of Directors, and the Company's executive officers:

Douglas D. Allen                                                         Age: 56

  Mr. Allen has served as Chairman of the Board of the Company since June 1998 and as Vice President of the Company from August 1995 until June 1998. Mr. Allen has also served as Chairman of the Board of Hines Nurseries, Inc., a wholly owned subsidiary of the Company through which the Company conducts its nursery operations ("Hines Nurseries"), since September 1995. Prior to that time, Mr. Allen served as President of Hines Nurseries from 1984 to August 1995. He has been a director of Hines Nurseries since 1990. Previously, Mr. Allen held positions within Weyerhaeuser's Paper Division as a General Manager from 1975 to 1984 and as a Sales Manager from 1971 to 1975. Mr. Allen serves on the board of directors of several private companies.

Claudia M. Pieropan                                                      Age: 43

  Ms. Pieropan has served as Chief Financial Officer of the Company since January 1996, as Secretary and Treasurer of the Company since June 1998 and as Vice President of Finance and Administration of Sun Gro Horticulture Inc., a wholly owned subsidiary of the Company through which the Company conducts its peat-based products division ("SunGro"), from October 1991 until December 1995. Prior to that time, Ms. Pieropan spent 14 years with PricewaterhouseCoopers LLP in Montreal, Toronto and Vancouver.

Ronald A. Pierre                                                         Age: 56

  Mr. Pierre has served as a director of the Company since October 1998. Mr. Pierre is currently the President and a director of Express Seed Company and the Vice President and a director of Green Circle Growers Inc., both of which are based in Oberlin, Ohio. Mr. Pierre also serves on the board of managers of Regal Plants LLC, based in Anniston, Alabama, and on the board of director of Double Harvest, based in Haiti, and Sheperds Ministries, based in Union Grove, Wisconsin, both of which are non-profit organizations.

Thomas R. Reusche                                                        Age: 44

  Mr. Reusche has served as a director of the Company since August 1995. Mr. Reusche has also served as Assistant Secretary of the Company since June 1998 and as Secretary and Treasurer of the Company from August 1995 until June 1998. Since its formation in January 1993, Mr. Reusche has served as a principal of Madison Dearborn Capital Partners, L.P., the Company's largest stockholder ("MDCP"), and as a Vice President or as a Managing Director of Madison Dearborn Partners, Inc., MDCP's indirect general partner ("MDP"). Prior to that time, Mr. Reusche was a senior investment manager at First Chicago Venture Capital, which comprised the private equity investment activities of First Chicago Corporation, the holding company parent of First National Bank of Chicago. Mr. Reusche serves on the board of directors of a number of private companies.

James R. Tennant                                                         Age: 46

  Mr. Tennant has served as a director of the Company since October 1998. Mr. Tennant has been Chairman and Chief Executive Officer of Home Products International since 1994. Home Products International is a manufacturer and full-service marketer of quality consumer houseware products.

Stephen P. Thigpen                                                       Age: 43

  Mr. Thigpen has served as President and Chief Executive Officer of the Company since June 1998 and as a director of the Company since August 1995. Mr. Thigpen has served as President and Chief Executive Officer of Hines Nurseries since September 1995 and as Chief Executive Officer of Sun Gro since May 1997. Prior to that time, Mr. Thigpen served as General Manager of the Northern California Nursery for Hines Nurseries from 1985 to August 1995 and as Technical Resource Manager for Hines Nurseries from 1984 to 1985. Previously, Mr. Thigpen was a Research and Development Program Manager with Weyerhaeuser's Nursery Products Division from 1982 to 1984. Mr. Thigpen received his B.S. in Plant & Soil Sciences from the University of Massachusetts in 1977. Mr. Thigpen received a Ph.D. in Plant Physiology from the University of California at Davis in 1981.

Paul R. Wood                                                             Age: 45

  Mr. Wood has served as a director of the Company since August 1995. Mr. Wood has also served as Assistant Secretary of the Company since June 1998 and as Chairman of the Board and President of the Company from September 1995 until June 1998. Since its formation in 1993, Mr. Wood has served as a principal of MDCP and as a Vice President or as a Managing Director of MDP. Prior to that time, Mr. Wood served as Vice President of First Chicago Venture Capital. Mr. Wood serves on the board of directors of Eldorado Bankshares, Inc., a bank holding company, and a number of private companies.

Security Ownership of Directors and Executive Officers

  The following table sets forth certain information with respect to the beneficial ownership of Hines' Common Stock as of March 1, 1999 by (1) each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (2) each director and executive officer of the Company, and (3) all executive officers and directors of the Company as a group. Beneficial ownership of less than one percent is indicated by an asterisk. Except as otherwise indicated below, each of the entities and individuals named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such entity or individual. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                          Number of
                                            Shares                 Percent of
                                         Beneficially  Right to      Class
       Name of Beneficial Owner             Owned     Acquire(1) Outstanding(2)
       ------------------------          ------------ ---------- --------------
Madison Dearborn Capital Partners, L.P.
 (3)...................................   11,785,628       --         53.4
 Three First National Plaza, Suite 3800
 Chicago, IL 60602
California State Teachers' Retirement
 System (4)............................    2,520,598       --         11.4
 7667 Folsom Avenue
 Sacramento, California 95826
Abbott Capital 1330 Investors I,
 LP(5).................................    1,314,115       --          6.0
 c/o Abbott Capital Management
 1330 Avenue of the Americas, Suite
  2800
 New York, New York 10019
Douglas D. Allen.......................      145,714       --            *
Claudia M. Pieropan....................       65,632    12,822           0
Ronald A. Pierre.......................          --        --          --
Thomas R. Reusche (6)..................   11,785,628       --         53.4
James R. Tennant.......................        7,000     2,760           *
Stephen P. Thigpen.....................      255,238    74,794           *
Paul R. Wood (6).......................   11,785,628       --         53.4
All Executive Officers and Directors
 as a Group (7 persons)................   12,259,212    90,376         --

--------

(1) Represents shares that can be acquired through the exercise of stock options acquired pursuant to the Company's 1998 Long-Term Equity Incentive Plan (the "1998 Stock Plan") and which are exercisable within 60 days of March 1, 1999.
(2) Based on 22,072,549 shares of Common Stock outstanding as of March 1, 1999. Shares subject to options exercisable within 60 days of March 1, 1999 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.
(3) Based solely on a Schedule 13D/A dated October 14, 1998. MDCP is the record holder of 10,785,628 shares. Madison Dearborn Capital Partners II, L.P. ("MDCP II") is the record holder of 1,000,000 shares. Because MDCP and MDCP II are under common control, MDCP may be deemed to be the beneficial owner of the shares held by MDCP II.
(4) Based solely on a Schedule 13G dated March 10, 1999.
(5) Based solely on a Schedule 13G dated February 11, 1999. Abbott Capital 1330 Investors I, LP ("Abbott") is the record holder of 1,308,036 shares. Abbott Co-Investment I, LLC ("LLC") is the record holder of 6,079 shares. Because Abbott and LLC are affiliated entities, Abbott may be deemed to be the beneficial owner of the shares held by LLC.
(6) All of such shares are held by MDCP or MDCP II. Messrs. Reusche and Wood are Managing Directors of MDP, the ultimate general partner of MDCP and MDCP II, and therefore may be deemed to share voting and investment power over the shares owned by MDCP and MDCP II, and therefore to beneficially own such shares. Both Messrs. Reusche and Wood disclaim beneficial ownership of the shares owned by MDCP and MDCP II. The address of Messrs. Reusche and Wood is the address of MDCP.

Compensation of Directors and Executive Officers

  Directors' Compensation. Hines' inside directors and those directors affiliated with MDCP do not receive any compensation for their services as directors. Hines' outside directors receive $2,500 per Board meeting and $500 for each additional committee meeting. All directors are reimbursed for all travel-related expenses incurred in connection with their activities as directors. Under the 1998 Stock Plan, the amount of options, if any, granted to directors and the terms and provisions of any options granted to directors are in the discretion of the Compensation Committee.

   Executive Officers' Compensation.

  The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the years ended December 31, 1996, 1997 and 1998 by (1) the Company's Chief Executive Officer, (2) the Company's two next most highly compensated executive officers, and (3) one individual for whom disclosure would be required but for the fact that such person was not an executive officer at year end (the "Named Executive Officers").

                          Summary Compensation Table

                                       Annual       Long-Term
                                    Compensation   Compensation
                                   --------------- ------------
                                                                      Other
          Name and                 Salary   Bonus    Options       Compensation
     Principal Position       Year   ($)   ($)(1)   Granted (#)(2)    ($)(3)
----------------------------- ---- ------- ------- ------------    ------------
Stephen P. Thigpen (4)....... 1998 282,495 312,356   350,000          34,052
 Chief Executive              1997 217,851 197,453       --            6,194
 Officer, President           1996 210,135  13,904       --            5,861
Douglas D. Allen ............ 1998 200,935 236,538       --            3,116
 Chairman of the Board        1997 200,825 146,905       --            4,746
                              1996 202,161     --        --            5,631
Claudia M. Pieropan.......... 1998 169,063  44,473    60,000          22,504
 Chief Financial Officer,     1997 159,628  24,484       --            7,831
 Secretary and Treasurer      1996 150,000     --        --           13,563
Paul R. Wood (5)............. 1998     --      --        --              --
 Assistant Secretary          1997     --      --        --              --
                              1996     --      --        --              --

--------
(1) Represents annual incentive compensation paid during the calendar year.

(2) Represents the number of options granted pursuant to the 1998 Stock Plan.

(3) Includes (i) the dollar value of premiums paid by the Company with respect to health and term life insurance for Messrs. Thigpen and Allen and Ms. Pieropan in the amounts of $4,052, $3,116 and $2,504 in 1998, $450, $0 and
    $0 in 1997 and $259, $864 and $259 in 1996, respectively, (ii)
    contributions made by the Company under Sun Gro's 401(k) Plan on behalf of Ms. Pieropan in the amount of $2,425 in 1996 and (iii) a one-time bonus paid by the Company to Mr. Thigpen and Ms. Pieropan for services rendered in connection with the Company's initial public offering in the amounts of $30,000 and $20,000, respectively.

(4) Mr. Thigpen has served as Chief Executive Officer of the Company since June 1998.

(5) Mr. Wood resigned as Chief Executive Officer in June 1998.

  The following table sets forth information with respect to all options granted in 1998 to the Named Executive Officers.

                       Option Grants in Last Fiscal Year

                                  Individual Grants
                         -----------------------------------
                                                                        Potential Realizable
                                                                          Value at Assumed
                          Number of    Percent of                       Annual Rates of Stock
                          Securities  Total Options Exercise             Price Appreciation
                          Underlying   Granted to   or Base                for Option Term
                           Options    Employees in   Price   Expiration ---------------------
          Name           Granted(/1/)  Fiscal Year   ($/Sh)     Date        5%        10%
------------------------ ------------ ------------- -------- ---------- ---------- ----------
Stephen P. Thigpen......   350,000        16.8%      $11.00   6/22/08   $2,421,244 $6,135,908
Douglas D. Allen........       --          --           --        --           --         --
Claudia M. Pieropan.....    60,000         2.9%      $11.00   6/22/08   $  415,070 $1,051,870
Paul R. Wood............       --          --           --        --           --         --

--------

(1) All of the listed options vest daily over the four-year period beginning on the date of grant. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Stock, the Compensation Committee or Board may, in order to prevent the dilution or enlargement of rights under the options, make adjustments in the exercise price of and the number of shares covered by the options. The Compensation Committee may, subject to specified limitations, amend the terms of the options in any manner it deems appropriate, including, but not limited to, accelerating the date of exercise of any award. The Compensation Committee may also provide in its discretion for the grant to an option holder who exercises an option and who pays the exercise price for such option with shares of Common Stock, an additional option for a number of shares tendered or withheld in payment of such exercise price or withheld by the Company to satisfy any tax withholding requirements.

    None of the Named Executive Officers exercised any options in 1998. The following table sets forth information with respect to the year-end value of unexercised options held by the Named Executive Officers.

                            Year-End Option Values

                                   Number of
                             Securities Underlying         Value of Unexercised
                              Unexercised Options          In-The-Money Options
          Name           Exercisable/Unexercisable (#) Exercisable/Unexercisable ($)
------------------------ ----------------------------- -----------------------------
Stephen P. Thigpen......        46,027/ 303,973                  -0- / -0-
Douglas D. Allen........              --                            --
Claudia M. Pieropan.....          7,890/ 52,110                  -0- / -0-
Paul R. Wood............              --                            --

Compensation Committee Report on Executive Compensation

  This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

  The following report has been submitted by the Compensation Committee of the
Board:

  The Compensation Committee was established by the Board in June 1998 in connection with the Company's initial public offering (the "IPO"), and did not hold any meetings during 1998. The Compensation Committee is currently comprised of Messrs. Allen, Reusche and Wood.

  The Compensation Committee is responsible (1) for reviewing the recommendations of the Company's Chief Executive Officer with respect to compensation levels of all other officers of the Company and (2) for adopting and changing compensation policies and practices of the Company and reporting its recommendations to the full Board. In addition, the Compensation Committee is responsible for the administration of the Company's 1998 Stock Plan. In reviewing the Company's compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that (1) attracts and retains qualified executives who will add to the long-term success of the Company, (2) relates to the achievement of operational and strategic objectives and (3) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of the Company. In making its recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of the Company during the prior year. The Compensation Committee expects the Company's executive compensation program to consist of three principal components: (1) base salary; (2) annual bonus; and
(3) long-term equity incentives. Although the Compensation Committee did not participate in determining the compensation for the Company's executive officers for 1998, the Committee has set forth below a discussion as to how such compensation was determined in 1998.

  Base Salary. The base salary for Mr. Allen in 1998 was established pursuant to his employment agreement with the Company, which was determined through arms-length negotiations with representatives of MDCP. See "Information About the Company's Directors and Executive Officers--Employment Agreements." The base salary for Ms. Pieropan for 1998 was determined by the Chief Executive Officer based on the factors described above. The base salary for Mr. Thigpen in 1998 was determined through arms-length negotiations with MDCP. The base salary for each of the other officers of the Company was determined based on the expected level of responsibility of each and competitive market conditions. These salaries were initially established by the Chief Executive Officer.

  Annual Bonus. Each of the Company's officers (with the exception of Mr. Allen and Mr. Wood) participated in the Hines Horticulture Nursery Division Management Vision 2000 Variable Compensation Plan (the "Hines Bonus Plan") and/or the Sun Gro Division Management Variable Compensation Plan (the "Sun Gro Bonus Plan"), which enabled them to earn an annual bonus based upon the Company's operating cash flows (defined as earnings before interest, taxes, depreciation and amortization and after maintenance capital expenditures and certain changes in working capital). Bonuses under these plans are designed to be a significant portion of the management team's compensation. The level of bonus payment received by each officer in 1998 was determined by the Chief Executive Officer and, in the case of the Chief Executive Officer, through arms-length negotiation with MDCP. Bonus payments were awarded under the Hines Bonus Plan and the Sun Gro Bonus Plan for 1998. The Hines Bonus Plan provides for a compensation pool equivalent to 7.75% of operating cash flows of Hines Nurseries for each fiscal year and 6.82% of operating cash flows of Sun Gro for each fiscal year. Mr. Allen received a bonus pursuant to the terms of his employment agreement. See "Information About the Company's Directors and Executive Officers--Employment Agreements."

  Long-Term Equity Incentives. Each of Messrs. Allen and Thigpen and Ms. Pieropan participated in the recapitalization of the Company by MDCP and the Company's management in 1995 and maintained a continuing equity interest in the Company following the recapitalization. As a result of their equity ownership, their interests are aligned with those of the Company's stockholders, since the value of management's holdings is tied directly to the market price of the Company's Common Stock.

  Prior to the completion of its IPO, Hines adopted the 1998 Stock Plan. Under the 1998 Stock Plan, the Board and the Compensation Committee were granted broad authority to award equity-based compensation arrangements to any eligible employee, director, consultant or advisor of the Company. An aggregate of approximately 2.6 million shares of Common Stock were reserved for issuance upon the exercise of awards granted to eligible participants under the 1998 Stock Plan. Since the ultimate value of stock options bear a direct relationship to market price of the Common Stock, the Committee believes that awards under the 1998 Stock Plan are an effective incentive for the Company's management to create value for the Company's stockholders. As of December 31, 1998, the Board had awarded options to purchase an aggregate of approximately 2.1 million shares of Common Stock under the 1998 Stock Plan.

  The foregoing report has been approved by all members of the Compensation Committee.

                               Douglas D. Allen
                               Thomas R. Reusche
                                 Paul R. Wood

Common Stock Performance

  The graph shown below compares the cumulative total stockholder return since Hines' Common Stock became publicly traded on June 23, 1998 with The Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index.

                                    COMPARISON OF TOTAL RETURN AMONG
                   HINES, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX

                                                         CUMULATIVE TOTAL RETURN

                              6/23/98   6/30/98   7/31/98   8/31/98   9/30/98   10/31/98  11/30/98  12/31/98
                              -------   -------   -------   -------   -------   --------  --------  --------
Hines........................   100       100        91        65        75         68        75        81

The Nasdap Stock Market......   100       107       106        85        97        101       111       125
     (U.S.) Index

The Russell 2000 Index.......   100       100        92        74        80         83        88        93

Employment Agreements

  Hines and each of Messrs. Allen and Thigpen and Ms. Pieropan are parties to employment/severance agreements (the "Employment Agreements"). The Employment Agreements provide that the executives shall devote full time (half-time in the case of Mr. Allen) attention, skill and ability to discharge the duties assigned to them and to use their best efforts to promote and protect the interests of the Company. Except for the Employment Agreement with Mr. Allen which is terminable "at will" by Mr. Allen but not by the Company, the Employment Agreements are terminable by each of the respective parties thereto at any time, for any reason and with or without cause, upon 30 days' advance written notice. The Employment Agreements provide, among other things, for an annual base salary, an annual cash bonus in an amount determined by the Board of Directors and certain other benefits. If any such executive's employment is terminated for any reason, other than for cause, death or the executive's voluntary "at-will" termination, the executive will receive the following: (1) in the case of Mr. Allen, an amount equal to his annual base salary multiplied by 230%, plus a pro rata share of his bonus for the fiscal year in which such termination occurs, and (2) in the case of Mr. Thigpen and Ms. Pieropan, an amount equal to their annual base salary multiplied by 200%, plus a pro rata share of their bonus for the fiscal year in which such termination occurs.

About the Board and its Committees

  Meetings of the Board and its Committees. The Board met four times during the 1998 fiscal year. The Board has two standing committees: the Audit Committee and the Compensation Committee. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which they served.

  The Audit Committee. The Audit Committee makes recommendations to the Board regarding the selection, retention and termination of the Company's independent auditors and reviews the annual financial statements of the Company and the Company's internal controls. The Audit Committee is currently comprised of Messrs. Allen, Pierre and Tennant. Messrs. Pierre and Tennant replaced Messrs. Reusche and Woods on the Audit Committee beginning in October 1998. The Audit Committee met two times during 1998.

  The Compensation Committee. The Compensation Committee recommends action to the Board of Directors regarding the salaries and incentive compensation of elected officers of the Company and administers the Company's bonus plans and the 1998 Stock Plan. The Compensation Committee is currently comprised of Messrs. Allen, Reusche and Wood and did not meet during 1998.

  Compensation Committee Interlocks and Insider Participation. The Compensation Committee is currently comprised of Messrs. Allen, Reusche and Wood, all of whom are officers of the Company. Messrs. Reusche and Wood are each Managing Directors of MDP.

Certain Relationships and Related Party Transactions

  Private Issuance of Equity Securities. Prior to the Company's IPO, Hines issued and sold to Abbott on December 16, 1997 and April 2, 1998 an aggregate of (1) 4,500 shares of 12% Cumulative Redeemable Senior Preferred Stock ("Preferred Stock"), at a price $970.21 per share, and (2) presently exercisable warrants to purchase 98,507 shares of Common Stock, with an exercise price of $.01 per share, at a price of $1.36 for each warrant to purchase one share of Common Stock. The purchase price was paid in cash. In connection with these issuances, Hines paid Abbott an aggregate of approximately $90,000 in transaction fees and reimbursed Abbott for its out-of-pocket expenses and legal fees of approximately $25,000. Abbott exercised all of its warrants immediately prior to the IPO. All of Hines' outstanding Preferred Stock was converted into Common Stock in connection with the IPO.

  On February 5, 1998, Hines issued to MDCP an additional 2,000 shares of Preferred Stock, having an aggregate liquidation value of $2,000,000, for $2,000,000 in cash.

  MDCP Registration Rights Agreement. Hines and MDCP are parties to a Registration Rights Agreement, pursuant to which MDCP has the right, subject to certain restrictions, to cause the Company to register its shares of Common Stock for sale under the Securities Act of 1933, as amended, on Form S-1 or, if available, Form S-2, Form S-3 or any similar short-form registration statement.

  Brokerage Relationship with Express Seed Company. Express Seed Company acts as a broker for Hines in its purchase of seeds, cuttings and young plants from third party suppliers. In 1998, Express Seed acted as a broker for Hines in its purchase of approximately $1.5 million of products from third parties, for which Express Seed received brokerage commissions not in excess of 10% of the purchase price for these products. Mr. Pierre, a director of Hines, is also the President of Express Seed, in which he holds a 50% equity interest.

  Bloomingfarm Transactions. On August 4, 1995, Oregon Garden Products ("OGP"), a then wholly-owned subsidiary of Hines Nurseries which was subsequently merged into Hines Nurseries, acquired the assets of Gales Creek Nurseries, L.P., a Delaware limited partnership ("Gales Creek"). This acquisition resulted in Hines Nurseries (on a consolidated basis) owning in excess of 640 acres of agricultural land potentially eligible to receive reclamation water. Under applicable federal reclamation water law, however, Hines Nurseries and its affiliates were eligible to receive federal reclamation water for only 640 net irrigable acres of owned land. Accordingly, MDCP and the senior management stockholders of Hines formed Blooming Farm, Inc., a Delaware corporation ("Blooming Farm"), which is not an affiliate of Hines Nurseries under applicable federal reclamation water law, to hold title to approximately 290 acres of the Gales Creek property. The stock of Blooming Farm held by MDCP and the senior management stockholders of Hines is held in direct proportion to their stock ownership of Hines at that time.

  Simultaneously with the acquisition of the assets of Gales Creek by OGP, OGP sold to Blooming Farm approximately 290 acres of the agricultural land it acquired from Gales Creek. As payment in full for such land, Blooming Farm issued a five-year interest only promissory note to OGP in the amount of $826,865 secured by a deed of trust on the land. Blooming Farm and OGP then entered into a five-year agricultural lease ("First Blooming Farm Lease") pursuant to which Blooming Farm leased the property to Hines Nurseries (as successor-in-interest to OGP).

  In June 1996, Hines Nurseries discovered that an additional approximately 53 acres of land purchased from Gales Creek could be made eligible for reclamation water although it had not received any reclamation water in the past. As this additional land caused Hines Nurseries to be over the 640 net irrigable acre limit for owned land, on June 21, 1996, Hines Nurseries sold the 53 acres of agricultural land to Blooming Farm in exchange for a five-year interest only promissory note in the amount of $151,050 secured by a deed of trust on the land. Blooming Farm and Hines Nurseries then entered into a five-year agricultural lease ("Second Blooming Farm Lease"), pursuant to which Blooming Farm leased the property to Hines Nurseries.

  In 1998, an aggregate of $68,600 was paid by Hines Nurseries to Blooming Farm. These amounts were used by Blooming Farm to satisfy its obligations under the two promissory notes in favor of Hines Nurseries described above. Since its inception, Blooming Farm has made no distributions and paid no dividends to any of its stockholders.

  In connection with Hines Nurseries' acquisition of certain real property in Allendale, California, Hines Nurseries designated 128 acres of such property to receive federal reclamation water. To avoid exceeding the 640 net irrigable acre limit, Hines Nurseries and Blooming Farm entered into a Section 1031 like-kind exchange on February 28, 1997, pursuant to which Hines Nurseries transferred to Blooming Farm 128 acres of property then owned by Hines Nurseries that was receiving federal reclamation water, in exchange for 128 acres of land then owned by Blooming Farm and leased to Hines Nurseries that was not receiving federal reclamation water.

  On June 26, 1998, both the First Blooming Farm Lease and the Second Blooming Farm Lease were terminated and new leases were entered into between Blooming Farm and Hines Nurseries covering the same land at the same rent. These new leases provide for, among other things, ten-year lease terms that expire on

May 31, 2008, options to purchase the land covered by the leases in favor of Hines Nurseries and rights of first refusal in favor of Hines Nurseries.

Section 16(a) Beneficial Ownership Reporting Compliance

  Hines believes that each of its officers, directors and greater than ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them during 1998, based on written representations received from such persons.

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: Election of Directors

  The Board has nominated the following six persons for election to the Board at the Annual Meeting:

                Douglas D. Allen  James R. Tennant
                Ronald A. Pierre  Stephen P. Thigpen
                Thomas R. Reusche Paul R.Wood

  Directors who are elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees have each indicated that they are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the current Board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.


                     YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


  Directors will be elected by a plurality of the shares present and voting at the meeting. In other words, the six nominees receiving the largest number of votes will be elected to the board of directors.

PROPOSAL 2: Ratification of Appointment of Independent Public Accountants

  The Board recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has audited the consolidated financial statements of the Company each year since 1996. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board will select other independent accountants.

  Approval of the proposal to ratify the appointment of PricewaterhouseCoopers, LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.


    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
     OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
                COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

Other Matters

  It is not presently expected that any matters other than those discussed herein will be brought before the Annual Meeting. If, however, other matters do come to the Company's attention, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of the Company's management.

              INFORMATION ABOUT SUBMITTING STOCKHOLDER PROPOSALS

  Stockholders who wish to submit proposals for inclusion in proxy materials for the Company's 2000 Annual Meeting of Stockholders should address their proposals to the Corporate Secretary at the Company's principal executive offices, 12621 Jeffrey Road, Irvine, CA 92620. Such proposals must be received by the Company on or before December 31, 1999 and should be submitted by certified mail, return receipt requested.

  The Company's Amended and Restated By-Laws (the "By-Laws") provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In the event that the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting was mailed or public announcement of the meeting was made. As a result, a stockholder who intends to present a proposal at the 2000 annual meeting without inclusion of such proposal in the Company's proxy materials is required to provide notice of such proposal no later than March 28, 2000. The Company's proxy related to the 2000 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by the Company after such date. Any stockholder interested in making such a nomination or proposal should obtain a copy of the provisions of the By-Laws from the Secretary of the Company or from the Securities and Exchange Commission's Web site at http://www.sec.gov.


                                          Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------------------------------------------------------------

A  [X] Please mark your
       votes as in this
       example
          FOR all nominees           WITHHOLD                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1
          listed at right            AUTHORITY                   AND 2 LISTED BELOW.
          (except as marked          to vote for all
          to the contrary below)     nominees listed at right

1. Election of        [ ]                [ ]     Nominees: Douglas D. Allen
   six (6) directors,                            Stephen P. Thigpen
   to serve until the                            Paul R. Wood
   2000 Annual Meeting of Stockholders.          Thomas R. Reusche
                                                 James R. Tennant
                                                 Ronald A. Pierre

                                   FOR    AGAINST   ABSTAIN
2. To ratify the appointment       [ ]     [  ]       [ ]
   PricewaterhouseCoopers LLP
   as independent public
   accountants for the fiscal
   year

3. Upon any end all other business that may properly come before the Annual Meeting.

This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1) and (2) unless the shareholder specifies otherwise, (in which case it will be voted as specified).


SIGNATURE _________________________ DATED ___________________, 1999 SIGNATURE,
IF HELD JOINTLY ____________________, DATED ________, 1999

NOTE: Please sign exactly as name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

PROXY                                                                      PROXY
-----                                                                      -----
                           HINES HORTICULTURE, INC.
                (Solicited on behalf of the Board of Directors)

     The undersigned holder of common stock of Hines Horticulture, Inc., hereby constitutes and appoints the Board of Directors, and each of them Proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of stockholders of Hines Horticulture, Inc., to be held at the corporate headquarters, 12621 Jeffrey Road, Irvine, CA 92620, Thursday, May 27, 1999, at 9:00 a.m., local time, and at any adjournments or postponements thereof.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

     EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE OF THIS PROXY AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES TO SERVE AS DIRECTORS AND FOR PROPOSALS 2.

          PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE